               [WINTHROP, STIMSON, PUTNAM & ROBERTS LETTERHEAD]

                                                                       EXHIBIT 5


                                      January 12, 1999



     Berkshire Hathaway Inc.
     1440 Kiewit Plaza
     Omaha, NE  68131


               Re: Registration Statement on Form S-8 for the Employee Savings and Stock Ownership Plan of General Re Corporation and its Domestic Subsidiaries
                    --------------------------------------------------------

     Gentlemen:

               In connection with the Registration Statement which relates, among other things, to the offerings of participation in the Employee Savings and Stock Ownership Plan of General Re Corporation and its domestic Subsidiaries, as amended and restated effective January 1, 1998 and amended thereafter (the "Plan"), we have examined the Plan and Trust Agreement thereunder (the "Trust Agreement") (collectively the "Plan Documents") and such corporate records of General Re Corporation as we consider necessary for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostat copies.

               The "Instructions as to Exhibits" to Form S-8 by reference to
     Item 601 of Regulation S-K (17 CFR 229.601), requires that either a copy of the current determination letter from the Internal Revenue Service ("IRS") shall be filed with the Securities and Exchange Commission or an opinion of counsel that the provisions of the written documents constituting the plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), pertaining to such provisions. Such a determination letter relates only to a plan's tax status under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and further relates to a plan's form and not to its operation. Consequently, this opinion is similarly limited.

               We are, on the basis of such review, of the opinion that the current status of the Plan with respect to compliance of the Plan Documents with the requirements of Section 401 of the Code and of ERISA is as follows:

               The Company has received a determination letter, dated April 28, 1995, from the IRS stating that the Plan meets the requirements of a qualified plan under Section 401(a) of the Code, a copy of which is attached. Subsequent to such determination letter, and to the date thereof, the Plan was amended and restated as of January 1, 1998. The Plan has been further amended on November 11, 1998, effective as of the Effective Date as defined in the Agreement and Plan of Mergers between Berkshire

Berkshire Hathaway Inc.
January 12, 1999
Page 2



Hathaway Inc. and General Re Corporation, dated as of June 19,
1998, to provide for the substitution of shares under the Plan and Trust of Class B common stock of Berkshire Hathaway Inc. in lieu of common stock of General Re Corporation and to provide for certain plan governance changes.

               The Plan is subject to certain requirements of the Code and ERISA. To date only certain final regulations have been issued by the IRS and the U.S. Department of Labor with respect to the requirements of the Code and ERISA. Accordingly, our opinion concerning compliance of the Plan Documents with
Section 401 of the Code and the portion of ERISA not amendatory of the Code is necessarily based on our present understanding of the applicable requirements of the Code and ERISA.

               Subject to the foregoing, it is our opinion that the Plan Documents substantially comply with the requirements of Sections 401(a) and 401(k) of the Code and the applicable portions of ERISA which are not amendatory of the Code. This opinion is limited to the form of the Plan Documents and is not intended to address the operation of the Plan or the Trust thereunder.

               This opinion has been issued to Berkshire Hathaway Inc. in connection with the filing of the Registration Statement with the Securities and Exchange Commission and it may not be relied upon by any other party or for any other purpose.

               We hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Legal Matters" in the Prospectus, and any amendments thereto, filed in connection with the Plan.


                              Very truly yours,

                              /s/ WINTHROP, STIMSON, PUTNAM & ROBERTS

                              WINTHROP, STIMSON, PUTNAM & ROBERTS

     Attachment

                                                      DEPARTMENT OF THE TREASURY

INTERNAL REVENUE SERVICE
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202

DATE:  APR 28, 1995                         Employer Identification Number:
                                                      06-1026471
                                            File Folder Number:
GENERAL RE CORPORATION                                063000918
695 EAST MAIN STREET                        Person to Contact:
STAMFORD, CT  06904                                   DAVID HARTSTEIN
                                            Contact Telephone Number:
                                                      (518) 431-0372
                                            Plan Name:
                                            EE SAVINGS & STOCK OWNERSHIP PLAN
                                            GENERAL RE CORP & DOMESTIC SUBS
                                            Plan Number:  333


Dear Applicant:


     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend upon its effect in operation. (See Section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated 3/21 and 4/17/95. The proposed amendments should be adopted on or before the date described by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on Nov. 8, 1994.

     This plan has been mandatorily disaggregated, permissively aggregated, and restructured to satisfy the nondiscrimination requirements.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

GENERAL RE CORPORATION


     This letter is issued under rev. proc. 93-39 and considers the amendments required by the Tax Reform act of 1986 except as otherwise specified in this letter.

     This Plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan=s coverage group. For this purpose, the plan=s coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect in whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated on the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                  Sincerely yours,



                                  Herbert J. Huff
                                  District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
 for Employee Benefit Plans
Addendum
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                                      -3-

GENERAL RE CORPORATION


This determination letter also applies to Engineering Insurance Group, General Reinsurance Corporation, General Star Management Company, Genesis Underwriting Management Company, General Re Financial Products Corporation, North Star Reinsurance Corporation, General Re Services Corporation and Herbert Clough, Inc.

This determination letter applies to the plan as restated effective June 1, 1994.